UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                   CURRENT REPORT UNDER SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  June 19, 2000

                         Commission file number: 0-10893

                           Crown Jewel Resources Corp.
                            (f/k/a ABF Energy Corp.)
                             a Delaware corporation

                              IRS Number 13-3007167

                           805 3RD AVENUE, 21ST Floor
                            New York, New York 10022

                                 (212) 593-3100

                 DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This Form 8-K includes "forward-looking statements" within the meaning of various provisions of the Securities Act. All statements, other than statements of historical facts, included in this Form 8-K that address future activities, events or developments, including such things as future revenues, product development, market acceptance, responses from competitors, capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of the Company's and its subsidiaries' business and operations, plans, references to future success and other such matters, are forward-looking statements. These statements are based on certain assumptions and analysis made by the Company in light of its experience and its assessment of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results will conform to the Company expectations and predictions is subject to a number of risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties discussed in this Form 8-K; general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this Form 8-K are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations.

Item 1.  Changes in control of Resgistrant

Item 2.  Acquisition or Disposition of Assets

Item 5.  Other Events.

The Company announced that the Board of Directors of the Company and a majority of the shareholders of the Company approved a 1 for 125 reverse stock split resulting in each shareholder of record receiving 1 newly issued share of common stock for every 125 shares of common stock held.

On June 8, 2000, an agreement was entered into between the Company and Park Vanguard LLC, a Nevada limited liability company ("Park") pursuant to which Park simultaneously contributed $5.1 million in assets to the Company in exchange for a 92.2% interest in the Company, or 20,000,000 shares. As a result of the transaction, a new Board of Directors and Officers were elected as follows: Marc
A. Palazzo, President and Chairman of the Board, Zeki Kochisarli, Secretary and Director, and Walter Greenfield, Director. The principal assets acquired are for the manufacture of fine gold, platinum and silver jewelry and a technology that has a proprietary process to make gem quality diamonds and enhance the color of natural diamonds. Mr.

Palazzo is also the President of Park.

Following the contribution, ABF Energy changed its name to Crown Jewel Resources Corp. and its new trading symbol is "CJWL".

Item 7.  Financial Exhibits, Pro forma Financial Information and Exhibits.

         (a)      Financial statements and pro forma financial information

                  (i) and (ii) As of the date of filing the Current Report on form 8-K, it is impractical for the Company to provide all of the financial statements and pro forma financial information required by this Item

7. In accordance with Item 7(a)(4) of form 8-K, such additional financial statements and pro forma financial information will be filed by amendment to this Form 8-K no later than 60 days after the date hereof.

   (b)      Exhibits

            (1)      Audited financial statements as of June 8, 2000.

            (2)      Capital Contribution Agreement and Stock Purchase Agreement
            (3)      Management Agreement
            (4)      Warrant Agreement

                                   SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in New York, New York on this 16th day of June 2000.

                                            CROWN JEWEL RESOURCES CORP.

                                            /S/ MARC A. PALAZZO

                                                Marc A. Palazzo
                                                President

                                    EXHIBIT 1


                   CROWN JEWEL RESOURCES CORP. AND SUBSIDIARY

                          (FORMERLY "ABF ENERGY CORP.")

                   INDEX TO CONSOLIDATED FINANCIALS STATEMENTS

Independent Auditors' Report.................................................F-2

Consolidated Balance Sheet...................................................F-3

Consolidated Statement of Operations.........................................F-4

Consolidated Statement of Stockholders' Equity...............................F-5

Consolidated Statement of Cash Flows.........................................F-6

Notes to Consolidated Financials Statement............................F-7 - F-10

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Crown Jewel Resources Corp. and Subsidiary

Englewood Cliffs, NJ

         We have audited the accompanying consolidated balance sheet of Crown Jewel Resources Corp. (formerly "ABF Energy Corp.") and subsidiary as of June 8, 2000, and the related statements of operations, stockholders' equity and cash flows for the period January 1, 2000 through June 8, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Crown Jewel Resources Corp. (formerly "ABF Energy Corp.") and subsidiary as of June 8, 2000 and the consolidated results of their operations and their cash flows for the period January 1, 2000 through June 8, 2000, in conformity with generally accepted accounting principles.

                                           /s/Feldman Sherb Horowitz & Co., P.C.
                                              Feldman Sherb Horowitz & Co., P.C.
                                              Certified Public Accountants

New York, New York
June 15, 2000

                   CROWN JEWEL RESOURCES CORP. AND SUBSIDIARY
                          (FORMERLY "ABF ENERGY CORP.")

                           CONSOLIDATED BALANCE SHEET

                                  JUNE 8, 2000

                                     ASSETS

CURRENT ASSETS:

     Cash                                                     $          35,963
     Marketable securities                                               29,979
     Loan receivable                                                     13,250
                                                                ----------------
             TOTAL CURRENT ASSETS                                        79,192

MACHINERY AND EQUIPMENT, net                                          2,021,116

BUILDING - OPTION TO ACQUIRE                                          1,100,000

INTANGIBLE ASSETS                                                     2,000,000

                                                                ----------------

                                                              $       5,200,308

                                                                ================



                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

    Accounts payable and accrued expenses                     $          10,071
    Current portion of loan payable                                       2,999

            TOTAL CURRENT LIABI                                          13,070

LOAN PAYABLE                                                             20,927

STOCKHOLDERS' EQUITY:

     Common stock, $.00005 par value, authorized
     200,000,000 shares: 21,680,796 issued and outstanding                1,084
     Paid-in capital                                                  7,034,244
     Accumulated deficit                                             (1,841,199)
     Other comprehensive income                                         (27,818)
                                                                ----------------
            Total stockholders' equity                                5,166,311
                                                                ----------------
                                                              $       5,200,308
                                                                ================






                  See notes to consolidated financial statement

                   CROWN JEWEL RESOURCES CORP. AND SUBSIDIARY
                          (FORMERLY "ABF ENERGY CORP.")

                      CONSOLIDATED STATEMENT OF OPERATIONS

               FOR THE PERIOD JANUARY 1, 2000 THROUGH JUNE 8, 2000

REVENUES:
      Royalties                                               $          38,144
                                                                ----------------

EXPENSES:

      General and administrative                                         44,629
      Non-cash compensation                                             158,000
                                                                ----------------
                                                                        202,629
                                                                ----------------

LOSS BEFORE OTHER INCOME (EXPENSE)                                     (164,485)

OTHER INCOME (EXPENSE):

      Dividend income                                                       810
      Interest expense                                                     (515)

                                                                ----------------
                                                                            295
                                                                ----------------

NET LOSS                                                               (164,190)

COMPREHENSIVE LOSS - unrealized loss on investments                     (30,881)
                                                                ----------------

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS                    $        (195,071)
                                                                ================

NET LOSS PER SHARE - basic and diluted                        $           (0.14)
                                                                ================

WEIGHTED AVERAGE SHARES OUTSTANDING                                   1,376,349

                                                                ================























                 See notes to consolidated financial statements

                   CROWN JEWEL RESOURCES CORP. AND SUBSIDIARY
                          (FORMERLY "ABF ENERGY CORP.")

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY



                                          Common Stock
                                                                                                        Other             Total
                                    -------------------- Paid-in     Accumulated  Treasury Stock    Comprehensive      Stockholders'
                                        Shares   Amount  Capital      Deficit    Shares      Amount  Income (Loss)        Equity
                                     ---------- -------  ----------  ----------- --------   --------  -------------    -------------

Balance, December 31, 1999            1,217,678   $  61 $ 1,777,275  $(1,677,009) (155,840)   $ (8)   $    3,063   $        103,382

Retirement of stock                    (157,882)     (8)          0            0  155,840        8             0                  0

Issuance of common stock for services   621,000      31     157,969            0        0        0             0            158,000

Issuance of common stock for assets  20,000,000   1,000   5,099,000            0        0        0             0          5,100,000

Other comprehensive loss - unrealized
    loss on investments                       0       0           0            0        0        0       (30,881)           (30,881)

Net loss                                      0       0           0     (164,190)       0        0             0           (164,190)
                                    -----------   ------- ----------- ----------  ---------  ------    ---------    ----------------

Balance, June 8, 2000                21,680,796  $1,084  $7,034,244  $(1,841,199)       0      $ 0     $ (27,818)  $      5,166,311
                                    ===========  ======= ==========   ===========  ========= =======   ==========    ===============



















                 See notes to consolidated financial statements

                   CROWN JEWEL RESOURCES CORP. AND SUBSIDIARY
                           (FOMERLY "ABF ENERGY CORP.)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

               FOR THE PERIOD JANUARY 1, 2000 THROUGH JUNE 8, 2000

CASH FLOWS FROM OPERATING ACTIVITIES:

     Net loss                                                 $        (164,190)
     Adjustments to reconcile net loss to net cash
         used in operating activities:
           Depreciation                                                   3,910
           Common stock issued for services                             158,000

     Changes in liabilities:

         Accounts payable and accrued expenses                             (101)
                                                                ----------------

NET CASH USED IN OPERATING ACTIVITIES                                    (2,381)
                                                                ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:

     Decrease in marketable securities                                   34,190

                                                                ----------------

NET CASH FLOWS PROVIDED BY INVESTING ACTIVITIES                          34,190
                                                                ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:

     Increase in loan receivable                                         (1,000)
     Principal payments of loan payable                                  (2,088)
                                                                ----------------

NET CASH FLOWS USED IN FINANCING ACTIVITIES                              (3,088)
                                                                ----------------

NET INCREASE IN CASH                                                     28,721

CASH, beginning of year                                                   7,242

                                                                ----------------

CASH, end of period                                           $          35,963
                                                                ================

SUPPLEMENTAL  DISCLOSURE  OF CASH FLOW  INFORMATION
 Cash paid during the period
     for:

         Interest                                             $             515
                                                                ================

     Noncash investing and financing activities:

         Acquisition of assets for common stock               $       5,100,000
                                                                ================









                 See notes to consolidated financial statements

     CROWN JEWEL RESOURCES CORP. AND SUBSIDIARY

                          (FORMERLY "ABF ENERGY CORP.")

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               FOR THE PERIOD JANUARY 1, 2000 THROUGH JUNE 8, 2000

The Company was formed for the purpose of engaging in oil and gas exploration, the acquisition and development of oil and gas properties, and the sale of oil and gas produced by these efforts. The Company has also organized, sold and operated and acted as a General Partner in oil and gas limited partnerships. The Company discontinued all of its operations during 1985. On June 8, 2000 the Company acquired certain operating and technological assets relating to the production of diamonds and jewelry.

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a) Principles of Consolidation - The financial statements include the accounts of the Company and its wholly-owned subsidiary, ABF Capital Corp. ("Capital"). All significant intercompany transactions have been eliminated.

         (b) Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

         (c) Cash and Cash Equivalents - The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased, to be cash equivalents.

         (d) Short-term Investments - All marketable securities are deemed by management to be available for sale and are reported at fair value with net unrealized gains and losses reported within shareholders' equity. Realized gains and losses are recorded based on the specific identification method.

         (e) Fair Value of Financial Instruments - The carrying amounts reported in the balance sheet for cash and accrued expenses approximate fair value based on the short-term maturity of these instruments.

         (f) Intangible Assets - Intangible assets represent technology rights, covenants not to compete, and customer lists. These assets are amortized on a straight line basis between 5 and 15 years.

         (g) Impairment of Long-Lived Assets - The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. At June 8, 2000, the Company believes that there has been no impairments of its long-lived assets.

2.       ACQUISITION

         On June 8, 2000, the Company acquired certain assets from ParkVanguard LLC ("Park"), for 20,000,000 shares of the Company's common stock. These assets were recorded at the historical cost basis of Park. The following table summarizes the assets acquired:

Purchase option on building                      $                     1,100,000
Machinery and equipment                                                2,000,000
Covenant not to compete                                                  250,000
Customer list                                                            250,000
Technology rights                                                      1,500,000
                                                        ------------------------
Total assets acquired                            $                     5,100,000
                                                        ========================

3.       LOAN RECEIVABLE

         The loan receivable represents a non-interest bearing loan, payable on demand, to a company that is controlled by a former officer/director of the Company.

4.       EQUIPMENT

         Equipment is stated at cost. Depreciation is provided over the estimated useful life of the equipment by the straight-line method. The following is a summary of equipment at June 8, 2000:

                                   Estimated Life                           Cost

Vehicle                            3 years                              $28,154
Machinery and equipment           10 years                            2,000,000

                                                             -------------------
                                                                      2,028,154

Accumulated depreciation                                                 (7,038)

                                                             -------------------
Net book value                                                       $2,021,116

                                                             ===================

5.       LOAN PAYABLE

         The loan payable represents a loan collateralized by a vehicle. The loan bears interest at the rate of 4.90% per annum and is payable in monthly installments of $521 through September 2004. Principal payments through maturity are as follows:

2001                             $5,341
                                 ======
2002                             $5,608
                                 ======
2003                             $5,889
                                 ======
2004                             $4,089
                                 ======

6.       INCOME TAXES

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. At June 8, 2000, the Company had net deferred tax assets of $595,000. The Company has recorded a valuation allowance for the full amount of the net deferred tax assets.

         The following table illustrates the source and status of the Company's major deferred tax assets and (liabilities):

                  Tax benefit of net operating loss carryforward      $ 661,000

                  PERMANENT DIFFERENCES                                 (66,000)

                  Net deferred tax assets                               595,000

                  VALUATION ALLOWANCE                                  (595,000)

                  NET DEFERRED TAX ASSET RECORDED                      $      -
                                                                 ===============

The differences between income taxes computed by applying the statutory federal income tax rate (35%) and income tax expense (benefit) in the consolidated financial statements are:

Tax benefit computed at statutory rate                  $               (58,000)
Effect of permanent differences                                          55,000
Tax benefit of net operating loss                                         3,000
                                                          ----------------------
                                                        $                     -
                                                          ======================

         The Company has net operating loss carryforwards for tax purposes totaling $1,700,000 at June 8, 2000 expiring in the year 2002. Substantially all of the carryforwards are subject to limitations on annual utilization because there are "equity structure shifts" or "owner shifts" involving 5% stockholders (as these terms are defined in Section 382 of the Internal Revenue Code), which have resulted in a more than 50% change in ownership.

7.       STOCKHOLDERS' EQUITY

         On May 3, 2000, the Company retired 157,882 shares of common stock, of these shares 155,840 were held in treasury. The remaining shares were surrendered pursuant to a loan agreement between a shareholder and the Company which was written off by the Company in a prior year.

         On May 12, 2000, the Company issued 96,000 shares of its common stock to an officer for services rendered. The Company valued these shares at $0.26 and recorded $24,000 of compensation expense.

         On May 23, 2000, Company the declared a 1:125 reverse stock split . All periods presented have been retroactively restated to give effect to this reverse stock split.

         On May 24, 2000, the Company issued 525,000 shares of its common stock to an officer for services rendered. The Company valued these shares at $0.26 and recorded $134,000.

         On June 8, 2000, the Company issued 20,000,000 shares for assets acquired (see note 2). The shares were valued at the historical cost of the assets acquired.

8.       COMMITMENTS

         On June 8, 2000 the Company entered into a five year employment agreement with an executive. The agreement has a base salary of $80,000 for the first year, with a potential increase at the end of the first year to $100,000 based on certain performance objectives. Additionally, the executive earns a $25,000 bonus within fourteen days upon signing the agreement and can earn bonuses based on the pre-tax earnings of the Company.

         Additionally, on June 8, 2000 the Company entered into a five year employment agreement with a second executive. The agreement has a base salary of $120,000 for the duration of the agreement. The executive can also earn bonuses based on the pre-tax earnings of the Company.

                                    EXHIBIT 2

                 ASSET CONTRIBUTION AND STOCK PURCHASE AGREEMENT

            THIS ASSET CONTRIBUTION AND STOCK PURCHASE AGREEMENT (THE "AGREEMENT") is entered into effective as of the 8th day of June, 2000, by and between park vanguard, llc., a Nevada limited liability company ("Park"), and ABF ENERGY CORP., a Delaware corporation ("ABF").

                                    RECITALS

         A. Park has acquired, as of the date hereof, certain Personal Property, Real Property and Intellectual Property (all as hereafter defined) all related to manufacturing and selling gold, diamonds and jewelry (the "Business"); and

         B. Park desires to contribute, assign, transfer and deliver to ABF, subject to Section 351 of the Code, all of Park's right, title and interest to the Personal Property, Real Property, Intellectual Property and other property described herein in consideration of ABF's obligations hereunder.

         NOW, THEREFORE, in consideration of the covenants, representations, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

          ASSET CONTRIBUTION AND PURCHASE AND SALE OF THE COMMON STOCK

         1.1 CONTRIBUTION. Contemporaneously with the execution and delivery hereof, and upon the terms and conditions hereof, Park shall contribute, assign, transfer and deliver to ABF, and ABF shall accept, all of Park's right, title and interest in and to the Personal Property, Real Property and Intellectual Property of Park of every kind and description which are owned by or licensed to Park and related to the Business as the same shall exist on the Closing Date (as defined herein), other than the Retained Assets (defined below) or any of the foregoing that relate solely to the Retained Assets, wherever located, whether tangible or intangible, personal or mixed, that are owned by, leased by, licensed to or in the possession of Park, whether or not reflected on the books and records of Park (the collective assets, properties, rights, licenses, permits, contracts, operations and businesses to be transferred to ABF by Park pursuant hereto are referred to COLLECTIVELY HEREIN AS THE "PURCHASED ASSETS.") For purposes of this Agreement, the Purchased Assets shall include without limitation:

            (a) all trade fixtures, machinery and equipment,  computer equipment
(including hardware and software), office equipment and supplies, other supplies, furniture, parts and other tangible personal property (and interests in any of the foregoing) acquired by Park (whether or not currently used) attributable TO THE BUSINESS, INCLUDING ALL ITEMS OF PERSONAL PROPERTY WHICH ARE ALL SET FORTH ON SCHEDULE 1.1(A) (the "Personal Property"), and any additions or accessions thereto or substitutions therefor or proceeds thereof;

            (b) the real property and interests in real property and buildings, structures and improvements thereon (including easements, rights-of-way, water rights, tenements, hereditaments, appurtenances, fixtures and other real property rights appertaining thereto) leased or owned by Park and more particularly described on Schedule 1.1(b) (the "Real Property");

            (c) all right, title and interest of Park under all contracts, agreements, understandings, options, leases, licenses, sales and purchase orders, commitments and other instruments of any kind whatsoever, whether written or oral, relating to the Business, including the Acquisition Contracts (defined as those contracts pursuant to which Park acquired some or all of the Purchased Assets) Material Contracts of the Business (defined as those Contracts providing for payments to or by Park relating to the Business which are in amounts more than $10,000 annually) which are all set forth on Schedule 1.1(c)) and all employment, non-disclosure, non-solicitation and non-competition agreements entered into with current and former employees of, and consultants to, Park (the "Contracts");

            (d) (i) all United States (including the individual states and territories of the United States) and foreign registered patents, trademarks, service marks and trade names; unregistered trademarks (including trade dress), patent, service marks and trade names; trademark; service mark and trade name applications; product designations; internet domain names; designs; manufacturing processes; formulae; software; trade secrets; registered copyrights; and unregistered copyrights (along with all transferable license rights pertaining thereto); and other intellectual property belonging to, used in or pertaining to the Business, and the goodwill and going concern value of the Business in connection therewith, which are all as set forth ON SCHEDULE 1.1(D) (the "Intellectual Property");

            (e) all of Park's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets, whether liquidated or unliquidated, fixed or contingent, including claims pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other third parties in connection with products or services purchased by or furnished to Park for use in the Business or affecting any of the Purchased Assets;

            (f) all  goodwill  associated  with  the  Business  or the Purchased
 Assets;

            (g) all other or additional privileges, rights, interest, properties and assets owned by Park of every kind and description wherever located that are used or intended for use in connection with, or that are necessary to or useful in the continued conduct of, the Business as presently being conducted other than retained assets which are set forth on Schedules 1.2).

         1.2 RETAINED ASSETS. ABF expressly understands and agrees that the assets and properties set forth on Schedules 1.2 (the "Retained Assets") shall be excluded from the Purchased Assets.

         1.3 CONTRIBUTION CONSIDERATION. At the Closing (defined below), as consideration for the contribution of the Purchased Assets, ABF shall deliver to Park a stock certificate evidencing 20,000,000 shares of validly issued, fully paid and non-assessable shares of the Common Stock of ABF (the "Shares").

         1.4 THE CLOSING. The closing of the contribution of the Purchased Assets (the "Closing") and the issuance and sale of the Shares shall take place at the offices of Greenberg Traurig LLP, One Buckhead Plaza, 3060 Peachtree Road, Suite 1100, Atlanta, Georgia 30305, or at such other place as the parties may mutually agree. The Closing shall be deemed effective as of 11:59 p.m. on the date of the Closing (the "Closing Date"). Notwithstanding the foregoing, all deliveries, payments and other transactions and documents relating to the Closing shall be interdependent and none shall be deemed effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to the Closing), and shall be deemed to be consummated simultaneously.

         1.5 ASSUMPTION OF LIABILITIES. In addition to the issuance of the Shares, as additional consideration for the contribution of the Purchased Assets and in reliance upon the representations, warranties and agreements set forth herein, ABF shall assume all the liabilities of Park (other than the Retained Liabilities (defined below) arising from the operation of the Business (collectively, the "Assumed Liabilities"); together with those liabilities set forth on Schedule 1.5. Such Assumed Liabilities shall include without limitation, all trade accounts payable of the Business, all accrued liabilities of Park relating to the

Business; all indebtedness and indebtedness for borrowed money of Park relating to the Business; all of the obligations and liabilities of Park arising on or after the Closing Date pursuant to the terms of any Contract, all liabilities relating to any employees of Park now or hereafter transferred to ABF in connection with the Business.

         1.6 RETAINED LIABILITIES. ABF does not assume, and shall not at any time hereafter (including on or after the Closing Date) become liable for, any liabilities of Park or any of its affiliates, other than the Assumed Liabilities (THE "Retained Liabilities"). For the avoidance of doubt, the Retained Liabilities including, but are not limited to, the following: (a) any liability whether presently in existence or arising hereafter which is attributable to a Retained Asset; (b) any liability the existence of which constitutes a breach of any representation or warranty by Park hereunder; (c) any liability whether currently in existence or arising hereafter relating to fees, commissions or expenses owed to any broker, finder, investment banker, attorney or other intermediary or advisor employed by Park or any of its affiliates in connection with the transactions contemplated hereby or otherwise; (d) any liability, whether currently in existence or arising hereafter, owed by Park to the members of Park or any of their respective associates or affiliates; (e) all liabilities and obligations of Park under this Agreement and any other agreement entered into in connection herewith and (f) those liabilities described as retained liabilities on schedule 1.5.

         1.7      ASSIGNMENT OF CERTAIN CONTRACTS.

            (A) SCHEDULE 1.7 sets forth all Contracts which Park knows (without any investigation) to require a third party consent to assignment. Nothing contained in this Agreement shall be construed as an attempt to agree to assign any Contract which is by its terms non-assignable without the consent of any other party thereto, unless such consent shall have been given. Park shall use commercially reasonable efforts to obtain all consents necessary to effect such assignment prior to the Closing. If ABF shall have elected to close the transactions contemplated hereby without such consent(s), then Park shall continue such efforts to obtain such consent(s) after the Closing and Park shall cooperate with ABF, to the maximum extent permitted by law and the specific Contract and at Park's cost and expense, in any reasonable arrangement designed
(i) to provide the full benefit of such Contract to ABF, and (ii) to facilitate the collection of monies as they become due and payable to Park after the Closing Date pursuant to every such Contract, and Park shall remit such monies to ABF within ten (10) business days of collection.

            (b) ABF, at its cost and expense, shall perform all of Park's obligations due to be performed after the Closing Date under any such non-assigned Contract that is included among the Assumed Liabilities to the extent (i) ABF can perform such obligations without violating the terms of such non-assigned Contract, and (ii) ABF is being provided the benefits of such non-assigned Contract. To the extent Park continues its performance under such Contract for the benefit of ABF, ABF shall pay all reasonable costs and expense of Park's performance thereunder, and shall indemnify Park for any and all loss or expense suffered or incurred by Park based upon, resulting from or arising out of its performance under such Contract, except to the extent that such loss or expense arises out of Park's willful misconduct or gross negligence.

         1.8 RELATED AGREEMENTS AND OTHER DELIVERIES. In addition to the foregoing, each of ABF and Park covenant and agree to execute the agreements and make the deliveries described in Article V hereof at the Closing.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF PARK

         Park  represents  and  warrants  to  ABF,  which   representations  and
warranties shall survive the Closing in accordance with Section 6.1, as set forth below.

         2.1 ORGANIZATION. Park is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. Park has the requisite power and authority to own the Purchased Assets.

         2.2 AUTHORITY. Park has the necessary power and authority to execute and deliver this Agreement and all related agreements hereto (the "Other
Agreements") and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Park have been duly and validly authorized and approved by all necessary company action of Park and no other company or member proceedings on the part of Park, its Managers or members are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Park and, assuming the due authorization, execution and delivery hereof by ABF, constitutes the legal, valid and binding obligation of Park, enforceable against Park in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

     2.3 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS. The execution, delivery and performance of this Agreement and all Other Agreements by Park, the consummation by Park of the transactions contemplated hereby and thereby and compliance by Park with any of the provisions hereof do not and will not: (a) conflict with or violate the Certificate of Organization or written Operating Agreement of Park; (b) to the knowledge of Park result in a material violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Park, the Business or the Purchased Assets; (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material contract, agreement or arrangement related to the Purchased Assets, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the Purchased Assets or the other properties or assets of Park, which violation or breach would have a Material Adverse Effect; or (d) require any consent, waiver, license, approval, authorization, order, permit, registration or filing with, or notification (any of the foregoing being a "Consent") to (i) any government or subdivision thereof, whether domestic, foreign or multinational, or any administrative, governmental, or regulatory authority, agency, commission, court, tribunal or body, whether domestic, foreign or multinational (a "Governmental Entity"); or
(ii), except with respect to the Real Property, any individual, corporation, trust, partnership, limited liability company or other entity (collectively, a "Person"), the failure of which to obtain would have a Material Adverse Effect. A "Material Adverse Effect" means a change in, or effect on, the operations, affairs, prospects, financial condition, results of operations, assets, liabilities, reserves or any other aspect of the Business or the Purchased
Assets that results in a material adverse effect on, or a material adverse change in either the Business or the Purchased Assets.

         2.4      RESERVED.

         2.5 INTELLECTUAL PROPERTY. To the knowledge of Park, Park owns, or is validly licensed or otherwise has the right to use or exploit, all of the Intellectual Property, free of any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise). The Intellectual Property is being transferred by Park to ABF free and clear of any liens, pledges, mortgages, restrictions, adverse claims, security interests, rights of others and encumbrances (including, without limitation, distribution rights) attributable to Park. No third party has been granted or assigned by Park any right to manufacture, assemble, reproduce, distribute, market or exploit any of its products or services or any adaptations, translations, or derivative works based on any of Park's products. No third party has been granted or assigned by Park any rights to any source code belonging to Park or used in the Business, whether upon the occurrence of a default or specified event or otherwise. Park has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation.

         2.6 BROKERS' FEES. Park has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to this transactions contemplated by this Agreement.

     2.7 LITIGATION. Other than the Real Property foreclosure and other litigationdisclosed in the Contracts, to Park's knowledge, there is no action, suit, claim, proceeding or investigation pending or, to the best of Park's knowledge, threatened against or affecting Park or the Purchased Assets, at law or in equity, or before or by any foreign or domestic, Federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality.

         2.8 TAXES. Park has duly and timely filed all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports, including extensions, required to have been filed by Park with respect to the Business and the Purchased Assets on or prior to the date hereof, and has duly and timely paid all taxes and other governmental charges, and all interest and penalties with respect thereto, set forth in such returns including, without limitation, all taxes which Park is obligated to withhold from amounts owing to employees, creditors and third parties.

         2.9 INVESTOR REPRESENTATIONS. Park is knowledgeable, sophisticated and experienced in business and financial matters and in investing in privately held business enterprises; it has previously invested in securities similar to the Shares and it acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it is able to bear the economic risk of its investment in the Shares and is presently able to afford the complete loss of such investment. Park holds the Shares for its own account and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any current distribution thereof (within the meaning of the Securities Act) that would cause the original purchase of the Shares to be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of such Shares pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

         2.10 SCHEDULES. All Schedules attached hereto are and will be true, correct and complete as of the Closing. Matters disclosed on any Schedule shall be deemed disclosed on all other Schedules furnished by Park hereunder for which the matters' relevance is reasonably ascertainable from its inclusion in the former Schedule.

         2.11     RESERVED.

     2.12 PROPRIETARY INFORMATION. TO PARK'S KNOWLEDGE, no third party has claimed or, to the best knowledge of Park has any reasonable basis to claim that Park or, to Park's knowledge, any person employed or engaged by or affiliated with Park or the Business has (i) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, or (ii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from Park that suggests that such a claim might be contemplated. To Park's knowledge, none of the execution or delivery of this Agreement or any exhibit hereto, or the carrying on of the business of Park, including the Business, as employees or agents by any employee of Park, or the conduct or proposed conduct of the business of Park, including the Business, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

     2.13     RESERVED.

     2.14     RESERVED.

     2.15 OTHER AGREEMENTS. Except for the Management Agreement between Park and ABF and that certain Warrant Agreement by ABF in favor of Park, each of which is dated the date hereof, Park is assigning to ABF any written or oral:

         (a) agreement with any supplier containing any provision permitting any party other than Park to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by Park to meet its obligations under the agreement when due or the occurrence of any other event;

                  (b) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

                  (c) agreement for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to Park, except normal severance arrangements and accrued vacation pay;

                  (d) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employee of Park;

                  (e) agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of Park;

                  (f) guaranty   of   any  obligation  for   borrowed  money  or
 otherwise;

                  (g) agreement, or group of related agreements with the same party or any group of affiliated parties, under which Park has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

                  (h) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

                   (i)  agreement   under  which  it  has  granted  a  right  of
exclusivity or otherwise has limited or restricted its right to compete with any person in any respect; or

                  (j)  agreement   relating  to  any  conveyance  of  assets  or
liabilities with respect to the Business.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF ABF

         ABF  represents  and  warrants  to  Park,  which   representations  and
warranties shall survive the Closing in accordance with Section 6.1, as follows:

         3.1 ORGANIZATION AND QUALIFICATION. ABF is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ABF has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where failure to be so qualified would not reasonably be expected to have a material adverse effect on ABF' assets or business, taken as a whole.

         3.2 AUTHORITY. ABF has the necessary corporate power and authority to execute and deliver this Agreement and all Other Agreements and to consummate the transactions contemplated hereby. The execution and delivery hereof and the consummation of the transactions contemplated hereby by ABF have been duly and validly authorized and approved by all necessary corporate action of ABF, and no other corporate or shareholder proceedings on the part of ABF, its Board of Directors or shareholders are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by ABF, and assuming the due authorization, execution and delivery by Park, constitutes the legal, valid and binding obligation of ABF, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability or right of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies.

         3.3      ABF STOCK.

                  (a) The authorized capital stock of ABF consists of 200,000,000 shares of Common Stock, $0.00005 par value per share (the "Common Stock"). Immediately prior to the Closing, 1,682,012 shares of the Common Stock will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and no other shares of capital stock will have been authorized or issued. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of ABF, and the number of shares of capital stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in Schedule 3.3 hereto. Except as set forth in the attached schedules, as contemplated by this Agreement (i) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of ABF is authorized or outstanding and (ii) there is no commitment by ABF to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Certificate of Incorporation of ABF, as in effect on the Closing Date, or as set forth in the attached Schedules or as contemplated by this Agreement, ABF has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. To ABF's knowledge, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of ABF (whether or not ABF is a party thereto). All of the outstanding securities of ABF were issued in compliance with all applicable Federal and state securities laws.

                  (b) When delivered to Park in accordance with the terms hereof, the Shares shall be (i) duly authorized, fully paid and nonassessable, and (ii) free and clear of any lien, charge, security interest, pledge, option, right of first refusal, voting proxy or other voting agreement, or encumbrance of any kind or nature (any of the foregoing, a "Lien") .

         3.4      RESERVED.

         3.5 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS. The execution, delivery and performance of this Agreement and all Other Agreements by ABF, the consummation by ABF of the
transactions contemplated hereby and thereby and compliance by ABF with any of the provisions hereof do not and will not:

                  (a) conflict with or violate the Certificate of Incorporation or bylaws of ABF;

                  (b) to ABF' knowledge, result in a material violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to ABF;

                  (c)  require any Consent by (i) any  Governmental  Entity;  or
(ii) any Person, the failure of which to obtain would have a material adverse effect.

         3.6 BROKERS/FINDERS FEES. ABF has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to this transactions contemplated by this Agreement.

         3.7 STATEMENTS TRUE AND CORRECT. Any representation or warranty made by ABF in any certificate, exhibit, document or instrument delivered by ABF pursuant hereto shall be deemed a representation or warranty made herein. No representation or warranty made by ABF, nor any statement, certificate or instrument furnished or to be furnished to ABF pursuant to this Agreement or any other document, agreement or instrument referred to herein or therein, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statement contained therein not misleading.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1 EFFORTS; CONSENTS. Subject to the terms and conditions herein provided, and fiduciary duties under applicable law, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, to consummate and make effective as promptly as practicable the transactions contemplated hereby and to cooperate with each other in connection with the foregoing. Without limiting the generality of the foregoing, each of Park and ABF shall use commercially reasonable efforts to (a) obtain or cause to be obtained all Consents required to be obtained in connection with the transactions contemplated hereby, (b) make or cause to be made all required filings with applicable Governmental Entities, and (c) to fulfill all conditions hereto.

                  DELIVERY OF BOOKS AND RECORDS. At the Closing, Park shall provide ABF with all of the books, records, papers and instruments of whatever nature and wherever located, whether stored in or readable or accessible by computer or otherwise, including, but not limited to, invoices, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, personnel and employment records of present and, to the extent lawful, former employees, and documentation developed or used for accounting, marketing, engineering, manufacturing or any other purpose that relate to the Business or the Purchased Assets or that are required, useful or necessary in order for ABF to conduct the Business from and after the Closing Date. From and after the Closing ABF shall make available to Park to examine, make abstracts or copies of all of the books, records, papers and instruments of whatever nature and wherever located, whether stored in or readable or accessible by computer or otherwise, including, but not limited to, invoices, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, personnel and employment records of present and, to the extent lawful, former employees, and documentation developed or used for accounting, marketing, engineering, manufacturing or any other purpose that relate to the Business or the Purchased Assets to the extent that Park has a reasonable need for any such information.

         4.3 LIABILITY LIMIT. Notwithstanding anything herein to the contrary, neither party will be liable with respect to any subject matter hereof under any contract, negligence, strict liability or other legal or equitable theory for any special, consequential or punitive damage for lost data, business or profit, even if the remedies provided for herein fail of their essential purpose or either party has been advised of the possibility or probability of such damages.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 Deliveries of Park. At the Closing, and as a condition to ABF's obligations to consummate the transactions contemplated hereby, Park shall deliver to ABF, properly executed and, except as otherwise provided, dated as of the date hereof:

            (A) THE CONTRIBUTION AND ASSIGNMENT SUBSTANTIALLY IN THE FORM OF EXHIBIT "A" hereto (the "Contribution Agreement");

            (B) THE ASSUMPTION AGREEMENT SUBSTANTIALLY IN THE FORM OF EXHIBIT "B" hereto (the "Assumption Agreement");

            (C) THE ASSIGNMENT AND ASSUMPTION OF CONTRACTS SUBSTANTIALLY IN THE FORM OF EXHIBIT "C" hereto (the "Contract Assignment");

                   (D) A CLOSING CERTIFICATE OF PARK, SUBSTANTIALLY IN THE FORM OF EXHIBIT "D" hereto; (h) such other documents as provided in this Article or as ABF shall reasonably request.

         1.2 DELIVERIES OF ABF. In addition to delivery of the Shares in accordance with Section 1.3 and in accordance with the Stock Purchase Agreement, at the Closing, and as a condition to Park's obligations to consummate the transactions contemplated hereby, ABF shall deliver, or cause to be delivered, to Park, properly executed and, except as otherwise provided, dated as of the date hereof:

            (a)          the Contribution Agreement;

            (b)          the Assumption Agreement;

            (c)          the Contract Assignment;

            (D) CLOSING CERTIFICATE OF ABF, SUBSTANTIALLY IN THE FORM OF EXHIBIT "I" hereto; and (e) such other documents as provided in this Article or as Park shall reasonably request.

                                   ARTICLE VI:

                               GENERAL PROVISIONS

         6.1 Survival; Recourse. The agreements contained herein shall survive the Closing for a period of two years; and (b) the representations and warranties made in Articles II and III shall survive the Closing for a period of one year, and shall survive any independent investigation by the parties, and any dissolution, merger or consolidation of Park or ABF, and shall bind the legal representatives, assigns and successors of Park and ABF.

         6.2 FURTHER ASSURANCES. From time to time after the Closing Date, upon the reasonable request of any party, the other party shall execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment and transfer and take such further action as the requesting party may reasonably request in order to effectuate fully the purposes, terms and conditions hereof.

         6.3 NOTICES. All notices, request, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or by telecopy (with confirmation of receipt) or one (1) day after being sent by a nationally recognized overnight delivery service or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         IF TO PARK:                            39-40 30TH Street
                                                Long Island City, New York 11101
                                                Attn:  Manager

         With a copy a required copy
         (which shall not constitute notice)

         to:                                      David M. Pedley, Esq.
                                                  Greenberg Traurig LLP
                                                  One Buckhead Plaza, Suite 1100
                                                  Atlanta, GA 30305

         IF TO ABF:                             39-40 30TH Street
                                                Long Island City, New York 11101
                                                Attn:  President


or to such other address as any party may have furnished to the other in writing in accordance with this Section 6.3.

         6.4 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any right or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

         6.5  ENTIRE   AGREEMENT.   The  exhibits  and   schedules   hereto  are
incorporated herein by reference. This Agreement and the documents, schedules and instruments referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. There are no other representations or warranties, whether written or oral, between the parties in connection with the subject matter hereof, except as expressly set forth herein. No waiver of, or change, alteration, modification or addition to this Agreement shall be effective unless in writing and properly executed by the parties hereto.

         6.6 ASSIGNMENTS; PARTIES IN INTEREST. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise), except as provided herein, without the prior written consent of the other parties; any attempted assignment otherwise is void. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein. Notwithstanding the foregoing, Park and ABF may assign their rights to any affiliate with the prior written consent from the other party, which consent will not be unreasonably withheld.

         6.7  EXPENSES.  Each of the parties  shall pay the fees and expenses of
its  respective  counsel,   accountants  and  other  advisors  incident  to  the
negotiation, drafting and execution hereof and consummation of the transactions contemplated hereby.

         6.8 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         6.9 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law).

         6.10 HEADINGS AND INTERPRETATION. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part, or to affect the meaning or interpretation, hereof. Whenever the context may require, any noun or pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         6.11 COUNTERPARTS; TELECOPIES. This Agreement may be executed by telecopy and in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

         6.12 SEVERABILITY. If any provision, clause or part hereof or the application thereof under certain circumstances is held invalid, illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof, or the application of any such provision, clause or part under other circumstances, shall not be in any way affected or impaired thereby. To the extent such determination is likely to give rise to a Material Adverse Effect, the parties shall endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as practical to that of the invalid, illegal or unenforceable provision.

         6.13 SIMULTANEOUS TRANSACTION. The parties acknowledge that the transactions contemplated by this Agreement are an integral part of the closing of the acquisition of certain assets relating to the Business and the entering into employment agreements with each of Boris Feigelson and Zeki Kochisarli (the "First Closings"). In the event the First Closings are not completed, as determined in the sole discretion of Park, at the election of Park, this Agreement shall be null and void upon the giving of written notice to the other by Park.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, ABF and Park have caused this Agreement to be signed and delivered by their respective duly authorized officers, all as of the date first written above.

                                            "Park"

                                            PARK VANGUARD, LLC

                                            BY:      /S/ MARC A. PALAZZO
                                                     -------------------
                                                     Name: Marc A. Palazzo
                                                     Title:   President

                                            "ABF"

                                            ABF ENERGY CORP.

                                            BY:      /S/ ADOLPH WEISSMAN
                                                     ---------------------
                                                     Name: Adolph Weissman
                                                     Title:   President

                                    EXHIBIT 3

                              MANAGEMENT AGREEMENT

         This Agreement is made and entered into as of June 8th, 2000, by and among ABF ENERGY CORP., a Delaware corporation (the "Company"), and PARK
VANGUARD, LLC, a Nevada limited liability company or its successors (the "Manager").

                             PRELIMINARY STATEMENTS:

         Manager intends to acquire stock of the Company representing over eighty percent (80%) of the then issued and outstanding stock of the Company.

         In connection with the foregoing transaction, the Company desires to engage the services of the Manager on the terms and subject to the conditions contained in this Agreement.

                                   AGREEMENT:

         In consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained in this Agreement, the parties agree as follows:

         1. APPOINTMENT OF MANAGER. The Company appoints the Manager and the Manager accepts appointment on the terms and conditions provided in this Agreement as the sole and exclusive manager of and consultant to the business of the Company and its subsidiaries.

         2. BOARD OF DIRECTORS SUPERVISION. The activities of the Manager to be performed under this Agreement will be subject to the supervision of the Board of Directors of the Company (the "BOARD") to the extent required by applicable law or regulation and subject to reasonable policies consistent with the terms of this Agreement adopted by the Board and in effect from time to time. Where not required by applicable law or regulation, the Manager will not require the prior approval of the Board to perform its duties under this Agreement.

         3. AUTHORITY OF MANAGER. Subject to any limitations imposed by applicable law or regulation, the Manager will render management, consulting and financial and investment banking services and employee and human resources services to the Company and its subsidiaries, which services will include advice and assistance concerning any and all aspects of the operations, planning and financing of the Company and its subsidiaries, as needed from time to time, including advising the Company and its subsidiaries in their relationships with banks and other financial institutions and with accountants, attorneys, financial advisers and other professionals. Manager shall also have the right to market Company products at its option. Upon the request of the Board, the Manager will make periodic reports to the Company with respect to the management services provided hereunder. The Manager will use its best efforts to cause its employees and agents to provide the Company and its subsidiaries with the benefit of their special knowledge, skill and business expertise to the extent relevant to the business and affairs of the Company and its subsidiaries. In addition, the Manager will render advice and assistance in connection with any acquisitions, dispositions or financing transactions undertaken by the Company and its subsidiaries and will from time to time bring to the Company such investment and other acquisition opportunities as the Manager deems appropriate in its sole discretion.

         4. REIMBURSEMENT OF EXPENSES; INDEPENDENT CONTRACTOR. All obligations or expenses incurred by the Manager in the performance of its duties under this Agreement will be for the account of, on behalf of, and at the expense of the Company. The Manager will not be obligated to make any advance to or for the account of the Company or to pay any sums, except out of funds held in accounts maintained by the Company, nor will the Manager be obligated to incur any liability or obligation for the account of the Company without assurance that the necessary funds for the discharge of the liability or obligation will be provided. The Manager will be an independent contractor, and nothing contained in this Agreement will be deemed or construed (a) to create a partnership or joint venture between the Company and the Manager, (b) to cause the Manager to be responsible in any way for the debts, liabilities or obligations of the Company, any of its subsidiaries or any other party, or (c) to constitute the Manager or any of its employees as employees, officers, or agents of the Company or any of its subsidiaries.

         5. OTHER ACTIVITIES OF MANAGER; INVESTMENT OPPORTUNITIES. The Company acknowledges and agrees that the Manager will not devote the Manager's (or any employee, officer, director, affiliate or associate of the Manager) full time and business efforts to the duties of the Manager specified in this Agreement, but only so much of such time and efforts as the Manager reasonably deems necessary. The Company further acknowledges and agrees that the Manager and its affiliates are or may be engaged in the business of investing in, acquiring and/or managing businesses for the Manager's own account, for the account of the Manager's affiliates and associates and for the account of other unaffiliated parties and that no aspect or element of these activities will be deemed to be engaged in for the benefit of the Company nor to constitute a conflict of interest. The Manager will be required to bring only those investments and/or business opportunities to the attention of the Company which the Manager, in its sole discretion, deems appropriate.

         6.       COMPENSATION OF MANAGER.

                  (a) During the term of this Agreement, the Manager will receive annually with respect to the management of the business operations of the Company, a cash consulting and management fee in an amount equal to the greater of $120,000 per annum or three percent (3.0%) of the pre-tax profits of the Company, together with its subsidiaries, determined in accordance with
GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("BASE COMPENSATION"). The Base Compensation will be paid to the Manager by the Company in advance in equal quarterly installments; provided, however, that compensation shall accrue but not be payable hereunder at any time when the Company does not have positive cash flow. The Base Compensation will be adjusted annually during the term hereof to reflect any increase from the previous year in the consumer price index, with the first such adjustment to occur as of January 1, 2002. For purposes of this Agreement, the consumer price index to be used will be the "Consumer Price Index for New York Urban Consumers," published by the United States Department of Labor, Bureau of Labor Statistics. If the U.S. Department of Labor ceases to prepare a consumer price index, and there is no successor, then an equivalent index will be used, prepared by an agency of the U.S. Government, or by a responsible financial periodical of recognized authority, to be selected by mutual agreement of the Company and the Manager.

                  (b) During the term of this Agreement, to the extent that the Manager shall provide financial or investment banking services to the Company, the Manager shall be entitled to charge the Company fees for such services, over and above the Base Compensation, that are equivalent to those generally charged by providers of such services in arms-length transactions.

         7. TERM. This Agreement will commence as of the date hereof and will remain in effect until May 31, 2005, unless terminated earlier in accordance with the provisions of this Agreement. This Agreement shall, as of June 1, 2005, automatically renew for an additional five (5) year term unless either party gives to the other party written notice of non-renewal on or before December 31, 2004, but not earlier than October 1, 2004.

         8. TERMINATION. Either the Company or the Manager may terminate the Manager's engagement under this Agreement in the event of the breach of any of the terms or provisions of this Agreement by the other party, which breach is not cured within 10 business days after notice of the same is given to the party alleged to be in breach by the other party. If this Agreement is terminated by the Manager because of the breach of any of the material terms or provisions hereof by the Company, the Manager will be entitled to recover damages from the Company and will not be required to mitigate or reduce damages by seeking or undertaking other management arrangements or business opportunities.

         9. STANDARD OF CARE. The Manager (including any person or entity acting for or on behalf of the Manager) will not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless caused by intentional misconduct of the Manager or engaged in by the Manager in bad faith.

         10. INDEMNIFICATION OF MANAGERS. The Company will indemnify and hold harmless the MANAGER AND ITS PRESENT AND FUTURE OFFICERS, DIRECTORS, AFFILIATES, EMPLOYEES AND AGENTS ("INDEMNIFIED PARTIES") to the fullest extent permitted by corporate law as if any of the Indemnified Parties was an officer or director of the Company. The Company will reimburse the Indemnified Parties on a monthly basis for any cost of defending any action or investigation (including attorneys' fees and expenses) subject to an undertaking from any such Indemnified Party to repay the Company if such party is determined not to be entitled to indemnity.

         11. NO ASSIGNMENT. Without the consent of the Manager, the Company will not assign, transfer or convey any of its rights, duties or interest under this Agreement, nor will it delegate any of the obligations or duties required to be kept or performed by it hereunder. Without the prior written consent of the Company, the Manager will not assign, transfer or convey any of its rights, duties or interests under this Agreement, nor will it delegate any of the obligations or duties required to be kept or performed by it hereunder.

         12. NOTICES. Any notices, requests, demands and other communications required or permitted to be given under this Agreement will be in writing and, except as otherwise specified in writing, will be given by personal delivery, facsimile transmission, Federal Express (or other similar courier service) or by registered or certified mail, postage prepaid, return receipt requested (a) if to THE COMPANY OR ANY SUBSIDIARY, TO ABF ENERGY, INC., 39-40 30TH Street, Long Island, City, New York, New York 11101, Attention: Chief Executive Officer, and
(b) if to the Manager, Park VANGUARD, LLC, 39-40 30TH Street, Long Island City, New York 11101, Attention: Marc A Palazzo, or to such other addresses as either party hereto may from time to time give notice of (complying as to delivery with the terms of this Section 12) to the other. Notice by registered or certified mail will be effective three days after deposit in the United States mail. Notice by any other permitted means will be effective upon receipt.

         13. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby, and each term and provision of this Agreement will be valid and be enforced to the fullest extent permitted by law.

         14. NO WAIVER. The failure of the Company or the Manager to seek redress for any violation of, or to insist upon the strict performance of, any term or condition of this Agreement will not prevent a subsequent act by the Company or the Manager, which would have originally constituted a violation of this Agreement by the Company or the Manager, from having all the force and effect of any original violation. The failure by the Company or the Manager to insist upon the strict performance of any one of the terms or conditions of the Agreement or to exercise any right, remedy or elections herein contained or permitted by law will not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but the same will continue and remain in full force and effect. Except to the extent that the Company's rights of termination are limited herein, all rights and remedies that the Company or the Manager may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, will be distinct, separate and cumulative rights and remedies and no one of them, whether exercised by the Company or the Manager or not, will be deemed to be in exclusion of any other right or remedy of the Company or the Manager.

         15. ENTIRE AGREEMENT; CERTAIN TERMS. This Agreement contains the entire agreement among the parties hereto with respect to the matters herein contained and any agreement hereafter made will be ineffective to effect any change or modification, in whole or in part, unless the agreement is in writing and signed by the Company and the Manager. The terms affiliate and associate will have the meaning attributed to those terms by the rules and regulations of the Securities and Exchange Commission.

         16.      GOVERNING LAW.  This  Agreement  will  be   governed  by   and
construed in accordance with the internal laws of the State of New York without reference to the laws of any other state.

         17. INVESTMENT BY MANAGER. Nothing in this Agreement shall prevent or restrict Manager from acquiring an equity interest, including a controlling equity interest, in Company.

         18. TIME IS OF THE ESSENCE. Time is of the essence in this Agreement.

         19. DUE AUTHORIZATION. The Company represents and warrants to the Manager that the execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action of the Company.

         20. Arbitration. Any claim, controversy or dispute between the parties, including, without limitation, any dispute or disagreement involving any party hereto, or their agents, employees, officers, directors and affiliated agents ("Dispute"), whether at law, in equity or otherwise, shall be resolved by arbitration conducted by a single arbitrator, who shall be engaged in the practice of law. All arbitration proceedings arising from this Agreement shall be governed by the then current rules of the American Arbitration Association ("AAA"), subject to the limitation that the arbitrator shall not have the authority to award punitive damages. The arbitrator's award shall be final and binding and may be entered in any court having jurisdiction thereof. The prevailing party, as determined by the arbitrator, shall be entitled to an award of reasonable attorneys' fees and costs. The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, not state law, shall govern the arbitratability of all Disputes. The laws of the State of New York shall govern the construction and interpretation of this Agreement, subject to the foregoing provision regarding the Federal Arbitration Act. All arbitration proceedings related to any Dispute shall occur in New York City in the State of New York.

         IT IS EXPRESSLY AGREED THAT EITHER PARTY MAY SEEK INJUNCTIVE RELIEF OR SPECIFIC PERFORMANCE OF THE OBLIGATIONS HEREUNDER TO MAINTAIN THE STATUS QUO DURING THE PENDENCY OF ANY DISPUTE IN AN APPROPRIATE COURT OF LAW OR EQUITY PENDING AN AWARD IN ARBITRATION. SUBJECT TO THE PRECEDING PARAGRAPH, AND SOLELY FOR PURPOSES OF INJUNCTIVE RELIEF OR SPECIFIC PERFORMANCE, THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

                                     [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                                       ABF ENERGY CORP.

                                                       BY:   /S/ ADOLPH WEISSMAN
                                                       -------------------------
                                                       Name:     Adolph Weissman
                                                       Title:     President

                                                       PARK VANGUARD, LLC

                                                       BY:/S/ MARC A. PALAZZO
                                                       -------------------------
                                                              Marc A. Palazzo
                                                              President

                                    EXHIBIT 4

[GRAPHIC OMITTED]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                                                 STOCK PURCHASE WARRANT

                                          To        Purchase  Shares  of  Common
                                                    Stock of ABF ENERGY CORP.

                                          Date of Issuance: June 8, 2000

The following is a statement of the rights of the holder of this Warrant and the conditions to which this Warrant is subject, and to which the holder hereof, by the acceptance of this Warrant, agrees:

         fOR VALUE RECEIVED, ABF Energy Corp., a Delaware Corporation (the "COMPANY"), hereby grants to Park Vanguard, LLC and its registered assigns ("Holder"), the right to purchase from the Company an aggregate of 5,000,000 validly issued, fully paid and nonassessable shares of Common STOCK ("COMMON STOCK") of the Company at a per share price of $.1875 (which exercise price per share or any other price as shall result from time to time from the adjustments specified herein is referred to as the "Purchase Price") (collectively, this "WARRANT"). This Warrant may be exercised at any time, or from time to time after the date hereof and on or before December 31, 2003 (the "EXPIRATION DATE").

         The amount of securities purchasable under this Warrant, and the Purchase Price, are to be determined and subject to adjustment as provided below.

1.                RESERVED.

2.                TITLE OF WARRANT.

         Prior to the Expiration Date, and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company referred to in Section 3(a) below, by the registered holder hereof Holder in person or by duly authorized attorney, upon surrender of this Warrant and the Assignment Form attached hereto properly endorsed.

3.                EXERCISE OF WARRANT.

        (a) The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time before the close of business on the Expiration Date by the surrender of this Warrant and the Notice of Exercise attached hereto duly executed at the main office of the Company (or such other office or agency of the Company as it may designate in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Purchase Price of the shares of Common Stock thereby purchased (by cash, check, or in ACCORDANCE WITH SECTION 3(B) below), the Holder shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. The Company agrees that upon due exercise of this Warrant by the Holder, the shares of Common Stock so purchased shall be deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which this Warrant is exercised.

        (b) The Holder hereof may elect to receive, without the payment by such Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of validly issued, fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                         A



where X =        issued to the Holder pursuant to this
                 Section 3(b).



where Y =        respect of which the net issue election
                 is made pursuant to this section 3(b).


where A =        the Fair Market Value of one share of  Common Stock at the time the net issue  election is made  pursuant tothis section 3(b).

                     B = the Purchase Price in effect under this Warrant at the time the net issue

ELECTION IS MADE PURSUANT TO THIS SECTION 3(B).

         THE TERM "FAIR MARKET VALUE" of a share of Common Stock shall mean (i) the average of the closing prices of sales of Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of the 10 consecutive business days prior to the day as of which "Fair Market Value" is being determined, or (ii) if at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Fair Market Value" will be as determined in good faith by the Board of Directors of the Company.

        (c) Certificates for shares of Common Stock purchased hereunder shall be delivered to the Holder within a reasonable period of time after the date on which this Warrant is exercised, but in no event shall they be delivered later than 15 days following any date of exercise (or partial exercise) of this Warrant.

        (d) The Company covenants that all shares of Common Stock which may be issued upon the exercise of this Warrant will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens, encumbrances and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

4.                NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the current Purchase Price at which each share of Common Stock may be purchased hereunder shall be paid in cash to the Holder.

5.                CHARGES, TAXES AND EXPENSES.

         Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Warrant, when surrendered for exercise, shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require reimbursement for any tax imposed in connection with such transfer.

6.                NO RIGHTS AS STOCKHOLDERS.

         This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

7.                EXCHANGE AND REGISTRY OF WARRANT.

         This Warrant is exchangeable, upon the surrender hereof by the Holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange. The Company shall maintain at such office or agency a registry showing the name and address of the Holder. This
Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8.                LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant. The foregoing notwithstanding, with respect to the initial Holder of this Warrant, the Company in lieu of its rights set forth in the preceding sentence, shall only require an affidavit of loss and indemnity agreement from such Holder and such Holder shall not be obligated to provide any security therefore or to pay any fees or expenses in connection therewith.

9.                SATURDAYS, SUNDAYS, HOLIDAYS, ETC.

         If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in New York, New York, or Atlanta, Georgia., then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in New York, New York, or Atlanta, Georgia.

10.               ADJUSTMENT AND TERMINATION.

        (A) STOCK SPLITS AND COMBINATIONS. If the Company shall at any time subdivide the outstanding shares of Common Stock or effect a forward stock split by issuing stock dividends, then the number of shares of Common Stock for which this Warrant is exercisable immediately prior to that subdivision (the "Number of Warrant Shares") shall be proportionately increased and the purchase price therefor proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock, then the Number of Warrant Shares shall be proportionately decreased and the purchase price therefor proportionately increased. Any adjustment under this Section 9(a) shall become effective at the close of business on the date the subdivision or combination becomes effective. No adjustment on account of cash dividends or interest on the Company's Common Stock or other securities purchasable hereunder will be made to the Purchase Price under this Warrant.

        (B) RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock issuable on exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), then the Holder of this Warrant shall, upon its exercise, be entitled to receive, in lieu of the Common Stock which the Holder would have become entitled to receive but for such change, that number of shares of such other class or classes of stock which is equivalent to the number of shares of Common Stock that would have been subject to receipt by the Holder on exercise of this Warrant immediately prior to that change.

        (C) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALE OF ASSETS. If at any time there shall be a capital reorganization of the Company's Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Warrant) or merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person or association, then as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant, the number of shares of stock or other securities or property of the Company, or of the successor corporation or other person resulting from such merger or consolidation, to which a Holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled on such capital reorganization, merger, consolidation, or sale if this Warrant had been exercised immediately prior to that reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights of the Holder after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the Number of Warrant Shares then in effect) shall be applicable after that event in a manner as nearly equivalent as may be practicable.

        (D)       PRIOR NOTICES.

                 (i) Upon any adjustment of the securities issuable upon exercise of this Warrant, Purchase Price for the shares, and/or any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, the Company shall give prompt written notice thereof, by first-class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, which such notice shall be given not later than five calendar days following the date of any such event.

                 (ii) At least twenty (20) days' prior notice written notice thereof, by first-class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company of any (A) liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, (B) sale of all or substantially all of the assets of the Company,
(C) merger or consolidation of the Company with or into any other corporation, association or person whereafter the stockholders of the Company fail to own fifty per cent (50%) or more of the voting power of the surviving corporation, association or person, or (c) the sale (whether through one sale or multiple sales to a single person or group of related persons) by the stockholders of the Company of an aggregate of fifty per cent (50%) or more of the capital stock (by voting power) of the Company owned by such stockholders in the aggregate (immediately prior to such transaction or transactions).

                 (iii) In the event the Company fixes a record date for the purpose of determining the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive Series E Preferred Stock or other securities of the Company, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to the Holder at least twenty (20) days' prior notice written notice, by first-class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

         (E) AUTHORIZED SHARES. The Company covenants that during the period this Warrant is outstanding and exercisable, it will reserve from its authorized and unissued Common Stock or other securities purchasable hereunder a sufficient number of shares or other securities, if applicable, to provide for the issuance of Common Stock or other securities upon the exercise of any purchase rights under this Warrant.

11.               MISCELLANEOUS.

        (A) ISSUE DATE. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of Delaware and for all purposes shall be construed in accordance with and governed by the laws of said state without regard to conflict of law principals.

         (B) ACQUISITION FOR INVESTMENT. Unless a current registration statement under the Securities Act of 1933, as amended, is in effect with respect to the securities purchasable upon exercise of this Warrant, the Holder hereof, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, such Holder will deliver to the Company a written statement that the securities acquired by the Holder upon exercise hereof are for the account of the Holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities or any portion thereof. The certificates evidencing the securities purchasable upon exercise of this Warrant, if such securities are not subject to a current registration statement, shall bear a legend to the effect that such securities have not been so registered and may not be transferred except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel satisfactory to the Company that such registration is not required. It is stipulated that Greenberg Traurig LLP shall in any event be considered to be counsel reasonably acceptable to the Company. The Holder will comply with all applicable provisions of state and federal securities laws and acknowledges that the securities acquired upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws. The Holder covenants and agrees that he is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

        (C) MODIFICATION AND WAIVER. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

        (D) NOTICES. All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed to the Holder at its address as shown on the books of the Company or to the Company at the address listed below.

         Each such notice, report or other communication shall for all purposes under this Warrant be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by telecopier with written confirmation, at the earlier of (i) 24 hours after confirmation of transmission by the sending telecopier machine or (ii) delivery of written confirmation.

        (E) SEVERABILITY . It is the desire and intent of the parties that the provisions of this Warrant be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Warrant would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Warrant or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Warrant or affecting the validity or enforceability of such provision in any other jurisdiction.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, THIS AGREEMENT HAS BEEN DULY EXECUTED AS OF THE DATE FIRST ABOVE WRITTEN.



                                                        ABF ENERGY CORP.

                                                        BY: /s/ Adolph Weissman
                                                            -------------------
                                                        Name:  Adolph Weissman
                                                        Title:   President




                                                        PARK VANGUARD, LLC
                                                        By:/s/ Marc Palazzo
                                                        ------------------------
                                                        Name: Marc Palazzo
                                                        Title:   President